Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Donald G. Mack, Chief Executive Officer, of DMC Beverage Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K of DMC Beverage Corp. for the year ended December 31, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of theSecurities Exchange Act of 1934 ; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DMC Beverage Corp.

Dated:  April 15, 2014

/s/ Donald G. Mack
Donald G. Mack Chief Executive Officer and Chief Financial Officer